Exhibit 99.1
CONTACT:

Kara Stancell, Investor Relations & Corporate Communications, (602) 808-3854
MEDICIS BOARD UNANIMOUSLY REJECTS MENTOR PROPOSAL
SCOTTSDALE, Arizona—November 20, 2005—The Board of Directors of Medicis (NYSE:MRX) has unanimously rejected an unsolicited proposal by Mentor Corporation (NYSE:MNT) to acquire Medicis by exchanging 0.62 of a share of Mentor for each share of Medicis. The Medicis Board confirmed that Medicis remains committed to completing its proposed merger with Inamed Corporation (NASDAQ:IMDC).
The Board stated, “We are focused on maximizing stockholder value now and in the future. The proposal by Mentor is inappropriate in light of the recent trading history of the two companies and the pending stockholder votes on the Inamed merger. We continue to unanimously recommend that our stockholders vote in favor of our proposed merger with Inamed as we believe that a combination with Inamed will maximize stockholder value.”
A more complete description of the proposed merger with Inamed is set forth in the registration statement on Form S-4, as filed by Medicis on November 16, 2005, with the U.S. Securities and Exchange Commission. Medicis and Inamed have each scheduled stockholder meetings on December 19, 2005 for their stockholders to consider this merger.
The text of Mentor’s proposal letter delivered to Medicis on the evening of November 18, 2005 is included at the end of this press release.
About Medicis
Medicis is the leading independent specialty pharmaceutical company in the United States focusing primarily on the treatment of dermatological and podiatric conditions and aesthetics medicine. The Company is dedicated to helping patients attain a healthy and youthful appearance and self-image. Medicis has leading branded prescription products in a number of therapeutic categories, including acne, eczema, fungal infections, psoriasis, rosacea, seborrheic dermatitis and skin and skin-structure infections. The Company’s products have earned wide acceptance by both physicians and patients due to their clinical effectiveness, high quality and cosmetic elegance.
The Company’s products include the prescription brands RESTYLANE®, DYNACIN® (minocycline HCl), LOPROX® (ciclopirox), OMNICEF® (cefdinir), PLEXION® (sodium sulfacetamide/sulfur), TRIAZ® (benzoyl peroxide), LIDEX® (fluocinonide) Cream, 0.05%, VANOS™ (fluocinonide) Cream, 0.1%, and SYNALAR® (fluocinolone acetonide), BUPHENYL® (sodium phenylbutyrate) and AMMONUL® (sodium phenylacetate/sodium benzoate), prescription products indicated in the treatment of Urea Cycle Disorder, and the over-the-counter brand ESOTERICA®.
(more)

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Securities Litigation Reform Act. All statements included in this press release that address activities, events or developments that Medicis expects, believes or anticipates will or may occur in the future are forward-looking statements, including earnings estimates, future financial performance, the expected outcome of the merger of Medicis and Inamed Corporation, the financial performance of the combined company, the year in which the transaction is expected to be accretive, the anticipated timing of the merger of Medicis and Inamed, and other matters discussed herein. These statements are based on certain assumptions made by Medicis based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. No assurances can be given, however, that these activities, events or developments will occur or that such results will be achieved. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of Medicis.
The Company’s business is subject to all risk factors outlined in the Company’s most recent annual report on Form 10-K and other documents we file with the Securities and Exchange Commission. At the time of this press release, the Company cannot, among other things, assess the likelihood, timing or forthcoming results of the Company’s pending merger with Inamed, research and development projects and the risks associated with the FDA approval process, risks associated with significant competition within the Company’s industry, nor can the Company validate its assumptions of the full impact on its business of the approval of competitive generic versions of the Company’s core brands, in particular, the recent approval of a generic LOPROX® Cream and LOPROX® TS, or a substitutable DYNACIN® Tablet form, and any future competitive product approvals that may affect the Company’s brands. Additionally, Medicis may acquire and/or license products or technologies from third parties to enter into new strategic markets. The Company periodically makes up-front, non-refundable payments to third parties for research and development work which has been completed and periodically makes additional non-refundable payments for the achievement of various milestones. There can be no certainty in which periods these potential payments could be made, nor if any payments such as these will be made at all. Any estimated future guidance does not include the potential payments associated with any such transactions. Also, there are a number of additional important factors that could cause actual results to differ materially from those projected, including the anticipated size of the markets for Medicis’ products, the availability of product supply, the receipt of required regulatory approvals (including the approval of antitrust authorities necessary to complete the merger with Inamed), the ability to realize anticipated synergies and benefits of the merger with Inamed, the ability to timely and cost-effectively integrate Inamed and Medicis’ operations, access to available and feasible financing (including financing for the merger) on a timely basis or at all; the risks and uncertainties normally incident to the pharmaceutical and medical device industries including product liability claims, the introduction of federal and/or state regulations relating to the Company’s business, dependence on sales of key products, the uncertainty of future financial results and fluctuations in operating results, dependence on Medicis’ strategy including the uncertainty of license payments and/or other payments due from third parties, the timing and success of new product development by Medicis or third parties, competitive product introductions, the risks of pending and future litigation or government investigations and other risks described from time to time in Medicis’ SEC filings including its Annual Report on Form 10-K for the year ended June 30, 2005, and other documents we file with the Securities and Exchange Commission. Additionally, there can be no assurance as to when or if any of the holders of the Notes will have the right to convert or if the Notes will be converted. Forward-looking statements represent the judgment of Medicis’ management as of the date of this release, and Medicis disclaims any intent or obligation to update any forward-looking statements contained herein, which speak as of the date hereof.
Additional Information about the Inamed Merger and Where to Find It
In connection with the proposed merger of Medicis and Inamed, on November 16, 2005, Medicis filed
(more)

definitive materials with the SEC, including a registration statement on Form S-4 that contains a prospectus and joint proxy statement. INVESTORS AND SECURITY HOLDERS OF MEDICIS AND INAMED ARE URGED TO READ THE PROSPECTUS AND JOINT PROXY STATEMENT BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT MEDICIS, INAMED AND THE MERGER. These materials and other relevant materials (when they become available), and any other documents filed by Medicis or Inamed with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Medicis by directing a written request to: Medicis, 8125 North Hayden Road, Scottsdale, AZ 85258, Attention: Investor Relations, or Inamed, 5540 Ekwill Street, Santa Barbara, CA 93111, Attention: Investor Relations. Investors and security holders are urged to read the proxy statement, prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the merger.
Medicis, Inamed and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of Medicis and Inamed in connection with the merger. Information about those executive officers and directors of Medicis and their ownership of Medicis’ common stock is set forth in Medicis’ Annual Report on Form 10-K/A, which was filed with the SEC on October 28, 2005. Information about the executive officers and directors of Inamed and their ownership of Inamed’s common stock is set forth in Inamed’s Annual Report on Form 10-K/A, which was filed with the SEC on April 29, 2005. Investors and security holders may obtain additional information regarding the direct and indirect interests of Medicis, Inamed and their respective executive officers and directors in the merger by reading the proxy statement and prospectus regarding the merger.
This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.
NOTE: Full prescribing information for any Medicis prescription product is available by contacting the Company. OMNICEF® is a registered trademark of Abbott Laboratories, Inc. under a license from Fujisawa Pharmaceutical Co., Ltd. RESTYLANE® is a registered trademark of HA North American Sales AB, a subsidiary of Medicis Pharmaceutical Corporation. All other marks (or brands) and names are the property of Medicis or its Affiliates.
TEXT OF PROPOSAL LETTER
November 18, 2005
Mr. Jonah Shacknai
Chairman of the Board
and Chief Executive Officer
Medicis Pharmaceutical Corporation
8125 North Hayden Road
Scottsdale, Arizona 85258
Dear Jonah:
We are pleased to submit for your consideration a proposal for the combination of Medicis Pharmaceutical
(more)

Corporation and Mentor Corporation. We believe that this combination offers your stockholders substantially greater value than your pending transaction with Inamed and will create a global leader in the aesthetics market that would benefit all Medicis and Mentor constituencies. We believe this offer constitutes a superior proposal as contemplated by your merger agreement with Inamed Corporation.
Mentor is proposing a merger of Medicis and Mentor in a transaction that would provide the Medicis stockholders with an equity ownership interest of approximately 44% in the combined company on a fully diluted basis. Specifically, we are proposing a stock-for-stock transaction in which Medicis stockholders will receive 0.62 shares of Mentor common stock per Medicis share. Based on closing prices on November 18, 2005, this represents total equity consideration of approximately $2.2 billion and offers Medicis stockholders a 25% premium for their shares.
The strategic rationale for the Mentor/Medicis combination is compelling. Aesthetic medicine is a dynamic marketplace undergoing transformative changes. The market has expanded to include a large, growing number of non-surgically oriented procedures, primarily in the facial rejuvenation arena. At the same time, there has been an influx of new providers and distribution outlets emerging in the market, offering patients expanded access to a variety of procedures. Mentor’s leadership in the plastic surgery market is based on the quality and breadth of its product offerings and the reputation we have established based on our dedication to customer service and value added support programs. Similarly, Medicis’ leadership in the dermatology and cosmetic dermatology markets is based on the breadth of its product offerings and reputation for market leading sales focus and customer service. The combined product portfolios of the two organizations establish a strong basis for sustainable competitive advantage in both the surgical and non-surgical cosmetic procedures market segments.
The two companies are category leaders in their respective market segments with strongly positioned brands. The resulting organization will have comprehensive distribution capabilities across a broad array of outlets including private practice physician offices and clinics, hospitals, surgery centers, and medi-spas. Given the complementary fit, we would expect that the existing sales organizations of each company would continue to serve their respective customers with substantial opportunities to leverage each other’s expertise for the benefit of the combined company and its customers.
The combination of Medicis and Mentor would create a global leader in the rapidly expanding aesthetics market, with combined annual revenues in the 12 months ended September 30, 2005 of nearly $900 million, direct selling operations in 12 countries with independent distributor relationships in over 60 countries and over 2,300 employees. The combined company would have a scalable platform into which it could integrate other products and technologies and rapidly introduce those products to the combined customer base.
Jonah, we at Mentor have great respect for you and your leadership capabilities. We envision a merger in which you and your management team will play an integral role in defining the leadership and strategy of the combined company. We look forward to discussing with you a governance structure that creates the greatest value for our new company, with a combination of directors from both companies continuing to serve after the closing of our merger.
A Mentor/Medicis merger is an exciting opportunity for both our companies. Mentor is prepared to execute an appropriate confidentiality agreement and, together with our financial advisors, Goldman, Sachs & Co. and Citigroup Global Markets Inc., and our legal advisors, Wilson Sonsini Goodrich & Rosati, P.C., and Dechert LLP, to complete mutual due diligence as soon as practicable. We are also prepared to work diligently to negotiate and sign a definitive merger agreement with Medicis. In addition to finalizing a definitive merger agreement, our proposal is subject to satisfactory completion of due diligence.
We believe that a merger with Mentor would be the best way for Medicis to enhance stockholder value. Please consider our request to meet promptly so that we may give you additional information, complete due diligence
(more)

and negotiate and finalize a merger agreement. We have considered with our advisors all legal and other requirements relating to a merger between Mentor and Medicis and do not foresee any difficulties in completing the prompt combination of our companies.
We are excited about the opportunity a combination of our two companies would present and look forward to hearing from you soon.
Very truly yours,
Mentor Corporation
Joshua H. Levine
President, Chief Executive Officer and Director
# # #